EX-32 SECTION 906 CEO AND SENIOR VICE PRESIDENT CERTIFICATION

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cullman Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, John A. Riley III, President and Chief Executive Officer of the Company, and Michael Duke, Senior Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John A. Riley III	May 7, 2012
John A. Riley III President and Chief Executive Officer

/s/ Michael Duke	May 7, 2012
Michael Duke Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Cullman Bancorp, Inc. and will be retained by Cullman Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.